UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 18, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Conversion Agreement

On June 18, 2014, Cachet Financial Solutions, Inc. (“we” or “us”) entered into a Conversion Agreement with Trooien Capital, Michael J. Hanson and James L. Davis.  Under this agreement, those debtholders agreed to convert, upon the consummation of our pending registered public offering, a principal amount of debt and related interest owed by us aggregating to $2,132,383 through June 19, 2014 (which amount was not previously convertible automatically upon the consummation of this offering).  The Conversion Agreement provides for the conversion of this debt upon terms substantially equivalent to those provided to our most recent debt investors, specifically (i) 85% of the per-share price at which our common stock is sold in an initial public offering consummated on or prior to July 31, 2014 (reduced to 80% of that price if we do not raise at least $11 million in the initial public offering), or (ii) 80% of the per-share price at which our common stock is sold in an initial public offering consummated after July 31, 2014 (and reduced to 75% of that price if we do not raise at least $11 million in the initial public offering).  Of the $2,132,383 debt and interest (through June 19, 2014) to be so automatically converted under the Conversion Agreement, $1,096,465 owed to Messrs. Hanson and Davis was not previously convertible by its terms, and the remaining $1,035,918 was previously convertible by Trooien Capital, but at its sole option.

Under the Conversion Agreement, we also (i) agreed to issue Messrs. Hanson and Davis, upon the consummation of this offering, warrants to purchase common shares at 125% of our final offering price involved in our registered public offering, and (ii) amended the conversion terms contained within convertible promissory notes, the principal and accrued interest of which aggregates to $1,531,733, earlier issued to Messrs. Hanson and Davis so as to match the conversion terms described above.

Bridge Loan

On June 20, 2014, we obtained a commitment for a $350,000 bridge loan from Michael J. Hanson, a director, and agreed to the form of a demand promissory note that will accrue interest at the per annum rate of 10%.  All principal and accrued but unpaid interest on the promissory note will mature and become payable upon the written demand of the lender after the earlier of (i) the closing of this offering or (ii) March 31, 2015.  The promissory note will not be convertible and will contain customary terms regarding default.  We expect to receive the loan, and issue the related promissory note, on or prior to June 26, 2014.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above under the “Bridge Loan” sub-caption are incorporated herein by this reference.  No commissions were paid in connection with the bridge loan we obtained.  The transaction was effected in reliance on the exemption from registration provided by Sections 4(a)(2) and 4(a)(5) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder, on the basis that the investor was  an “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933.

Item 3.02.   Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 above under the “Conversion Agreement” sub-caption are incorporated herein by this reference.  The Conversion Agreement contains the agreement by Michael J. Hanson and James L. Davis to convert principal and interest owed to them and aggregating to $1,096,465 through June 19, 2014, which amount was not previously convertible by its terms.  As indicated above, we agreed to issue to Messrs. Hanson and Davis, warrants to purchase common shares (in an amount equal to the quotient of the aggregate principal and interest converted divided by the final offering price involved in our registered public offering) at 125% of our final offering price involved in our registered public offering.

Item 9.01.   Financial Statements and Exhibits.

             (d)   Exhibits.

Exhibit	Description

10.1
Conversion Agreement with Trooien Capital, LLC, Michael J. Hanson and James L. Davis, dated June 18, 2014 (incorporated by reference to Exhibit 10.24 to the registrant’s Form S-1/A filed on June 23, 2014).

10.2	Form of Demand Promissory Note in principal amount of $350,000, to be issued to Michael J. Hanson (incorporated by reference to Exhibit 10.25 to the registrant’s Form S-1/A filed on June 23, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Jeffrey C. Mack
Jeffry C. Mack
Chief Executive Officer

Dated: June 23, 2014